                                                        Exhibit 4.1

                               HELLO DIRECT, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN


The following constitute the provisions of the 1995 Employee
Stock Purchase Plan of Hello Direct, Inc.

1.	Purpose.	The purpose of the Plan is to provide employees
of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)	"Board" shall mean the Board of Directors of the
Company.

(b)	"Code" shall mean the Internal Revenue Code of 1986,
as amended.

(c)	"Common Stock" shall mean the Common Stock of the
Company.

(d)	"Company" shall mean Hello Direct, Inc. and any
Designated Subsidiary of the Company.

(e)	"Compensation" shall mean all base straight time
gross earnings, including commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation.

(f)	"Designated Subsidiaries" shall mean the Subsidiaries
which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	"Employee" shall mean any individual who is an
Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)	"Enrollment Date" shall mean the first day of each
Offering Period.

(i)	"Exercise Date" shall mean the last day of each
Offering Period.

(j)  	"Fair Market Value" shall mean, as of any date, the
value of Common Stock determined as follows:

(1)	If the Common Stock is listed on any estab-
lished stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2)	If the Common Stock is quoted on the NASDAQ
System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3)	In the case of the first Offering Period, the
Fair Market Value may be determined by the Board to be the initial price to the public of shares of Common Stock in the Company's initial public offering.

(4)	In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)	"Offering Period" shall mean the period of approxi-
mately six (6) months, commencing on the first Trading Day on or after March 1 and terminating on the last Trading Day in the period ending the following August 31, or commencing on the first Trading Day on or after September 1 and terminating on the last Trading Day in the period ending the following February 28 (February 29 in leap years) of each year, during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall begin on the effective date of the Company's initial public offering of its Common Stock that is registered with the Securities and Exchange Commission and shall end on the last Trading Day on or before August 31, 1995. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)	"Plan" shall mean this Employee Stock Purchase Plan.

(m)  	"Purchase Price" shall mean an amount equal to 85% of
the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(n)	"Reserves" shall mean the number of shares of Common
Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o)	"Subsidiary" shall mean a corporation, domestic or
foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p)  	"Trading Day" shall mean a day on which national
stock exchanges and the Nasdaq System are open for trading.

3.	Eligibility.

(a)	Any Employee (as defined in Section 2(g)), who shall
be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)	Any provisions of the Plan to the contrary notwith-
standing, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods.  The Plan shall be implemented by
consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

(a)	An eligible Employee may become a participant in the
Plan by completing a subscription agreement authorizing payroll deduc-tions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

(b)	Payroll deductions for a participant shall commence
on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in
Section 10 hereof.

6.	Payroll Deductions.

(a)  	At the time a participant files his or her subscrip-
tion agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the participant's Compensation during said Offering Period.

(b)	All payroll deductions made for a participant shall
be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)	A participant may discontinue his or her participa-
tion in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)	Notwithstanding the foregoing, to the extent
necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)	At the time the option is exercised, in whole or in
part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.	Grant of Option.  On the Enrollment Date of each Offering
Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.	Exercise of Option.  Unless a participant withdraws from
the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery.  As promptly as practicable after each Exercise
Date on which a purchase of shares occurs, the shares shall be credited to an account in the participant's name with a brokerage firm selected by the Board to hold the shares in its street name.

10.	Withdrawal; Termination of Employment.

(a)	A participant may withdraw all but not less than all
the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)	Upon a participant's ceasing to be an Employee (as
defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

11.	Interest.  No interest shall accrue on the payroll
deductions of a participant in the Plan.

12.	Stock.

(a)	The maximum number of shares of the Company's Common
Stock which shall be made available for sale under the Plan shall be one hundred and fifty-five thousand (155,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	The participant will have no interest or voting right
in shares covered by his option until such option has been exercised.

13.	Administration.

(a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b)	Rule 16b-3 Limitations.  Notwithstanding the provis-
ions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

14.	Designation of Beneficiary.

(a)	A participant may file a written designation of a
beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Such designation of beneficiary may be changed by the
participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Transferability.  Neither payroll deductions credited to a
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	Use of Funds.  All payroll deductions received or held by
the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	Reports.  Individual accounts will be maintained for each
participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization or Change of
Control.


(a)	Changes in Capitalization.  Subject to any required
action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Change in Control.  In the event of a "Change in
Control" of the Company, as defined in paragraph (c) below, then the following provisions shall apply:

(1)	Any Option outstanding on the date of
such Change in Control ("Outstanding Option") that is not yet exercisable and vested on such date (in accordance with Section 4 above) shall become fully exercisable and vested;

(2)	Each Outstanding Option shall be assumed
by the successor corporation (if any) or by a Parent or Subsidiary of the successor corporation (if any);

(3)	Each Outstanding Option shall remain
exercisable by the Optionee for a period of at least ninety (90) days from the date of the Change in Control;

(4)	Each Optionee with an Outstanding Option
shall be provided with written notice of the period of exercisability provided for in subsection (b)(iii) above promptly after the date of the Change in Control by the Company or by the entity surviving after the Change in Control.

(c)	Definition of "Change in Control".  For purposes of
this Section 10, a "Change in Control" means the happening of any of the following:

(1)	when any "person" or "group" of persons,
as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include any person (or any person acting as a group) which, as of the date of the adoption of this 1995 Director Option Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; or

(2)	a merger or consolidation of the Company
with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(3)	the shareholders of the Company approve
an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

(4)	a change in the composition of the Board
occurring as a result of any one meeting of the shareholders of the Company, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either are (A) Directors as of the date the Plan is approved by the shareholders, or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual who is not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

19.	Amendment or Termination.

(a)	The Board of Directors of the Company may at any time
and for any reason terminate or amend the Plan.  Except as provided in
Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)	Without shareholder consent and without regard to
whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.	Notices.  All notices or other communications by a partici-
pant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares.  Shares shall not be
issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan.  The Plan shall become effective upon the
earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 19 hereof.

	EXHIBIT A


	HELLO DIRECT, INC.

	1995 EMPLOYEE STOCK PURCHASE PLAN

	SUBSCRIPTION AGREEMENT



_____ Original Application            Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.	                                         hereby elects to
participate in the Hello Direct, Inc. 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (1-15%) during the Offering Period in accordance with the Employee Stock
Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable
Purchase Price determined in accordance with the Employee Stock
Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete "Hello Direct, Inc. 1995
Employee Stock Purchase Plan." I understand that my par-ticipation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock
Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):

6.	I understand that if I dispose of any shares received by me
pursuant to the Plan within 2 years after the Enrollment Date
(the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common
Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock
Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee
Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)______________________________________________
(First)      (Middle)         (Last)


_______________________________
Relationship

_______________________________
(Address)

Employee's Social
Security Number:                    ___________________________________



Employee's Address:	            ___________________________________

                                    ___________________________________

                                    ___________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:_________________________     ___________________________________
Signature of Employee


___________________________________
Spouse's Signature (If beneficiary
other than spouse)


	EXHIBIT B


	         HELLO DIRECT, INC.

	1995 EMPLOYEE STOCK PURCHASE PLAN

	NOTICE OF WITHDRAWAL



The undersigned participant in the Offering Period of the Hello Direct, Inc. 1995 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of
Participant:

________________________________

________________________________

________________________________


Signature:_______________________



Date:____________________________